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                              USLIFE CORPORATION
                         SUPPLEMENTAL RETIREMENT PLAN
                        EFFECTIVE AS OF JANUARY 1, 1994


Unless otherwise required by the context, the terms used herein which are capitalized are defined in the USLIFE Corporation Retirement Plan (the "Retirement Plan"), as from time to time amended, and shall have the same meaning herein as used therein.

     1.   Purpose of the Plan
          ___________________

          This Supplemental Retirement Plan (the "Plan") is intended to be an unfunded, non-qualified plan of deferred compensation covering a select group of highly compensated or management employees for the purpose of providing benefits in excess of the limitations on benefits under the Retirement Plan resulting from the application of
          Section 401(a)(17) (restricting compensation to $150,000 per year, as adjusted), and Section 415 (limitation on annual benefits to $90,000 per year as adjusted, as well as combined plan limits) of the Internal Revenue Code of 1986 as amended (the "Code") and benefits that would have otherwise accrued under the Retirement Plan if deferrals had not been made under the USLIFE Corporation Deferred Compensation Plan for management. This Plan is not intended to comply with the requirements of Section 401(a) of the Code. The Plan shall be administered and construed so as to effectuate this intent.

     2.   Eligibility
          ___________

          Eligible employees include (1) each Senior Vice President and above of USLIFE Corporation ("Company"), and each Chief Executive Officer of any wholly owned subsidiary of USLIFE Corporation, (2) all those serving as Vice President and above of USLIFE Corporation and all those serving as Senior Vice President and above in the subsidiaries of USLIFE Corporation, so long as their earnings as defined for purposes of this Plan exceeds the 401(a)(17) earnings limitation, as adjusted from time to time, (3) all those serving as Vice President and above in the subsidiaries of USLIFE Corporation, so long as they provide an Hour of Service after November 1, 1994 and their earnings as defined for purposes of this Plan exceeds the 401(a)(17) earnings limitation, as adjusted from time to time, and (4) all Participants in the USLIFE Corporation Deferred Compensation Plan for management, as well as any highly compensated or management employee of USLIFE Corporation who is selected by the Board of Directors of the Company.

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     3.   Benefits
          ________

          The Plan shall provide a benefit to a Participant (or his spouse or beneficiary as the case may be) in an annual amount equal to the difference between the annual amount of the Participant's normal, early or vested retirement benefit to which he would be entitled under Article IV of the Retirement Plan upon his termination of employment if Code Sections 401(a)(17) and 415 were inapplicable, and the annual amount of such benefit at such time under Article IV of the Retirement Plan recognizing the effect of such Code sections. If the Participant has not yet reached age 55 at such time, such offset shall not occur until his 55th birthday and shall at that time be based upon his benefit under the Retirement Plan payable at his 55th birthday.

          For all Participants providing an Hour of Service after December 31, 1993, Earnings effective from and after January 1, 1992 means wages, as defined in section 3401(a) of the Code, and all other payments of compensation to an employee by the Company (in the course of the Company's trade or business) for which the Company is required to furnish the Employee a written statement under section 6041(d) and 6051(a)(3) of the Internal Revenue Code, more commonly known as the wages, tips and other compensation reported on Form W-2 (hereinafter "W-2 earnings") excluding therefrom (1) employee moving or relocation expenses, (2) any income related to the employee participation in USLIFE Stock Option Plans, with the exception of the value of any vested shares of restricted stock awarded as a result of a stock option exercise, and (3) any severance payments, except as hereinafter provided. Earnings shall be determined before (1) any adjustments related to the USLIFE Flexible Advantage Program, including any "vacation sell" dollars, any elections of medical or dental options or contributions made to the USLIFE Flexible Advantage Accounts for health or dependent care, and (2) contributions made under the ESP Option of the USLIFE Corporation Employee Savings and Investment Plan. Earnings shall also be increased to include any and all deferrals under the Deferred Compensation Plan for management.
          In the event of a Change in Control or Attempted Change in Control, Earnings also includes any regular or enhanced severance paid to the Employee which is related to his final year of employment. For Participant's providing an Hour of Service after November 1, 1994, in the event of a Participant's termination of employment as a result of the bulk sale of assets, the merger of companies, discontinuance of a company's operations, the sale or divestiture of a company, or the relocation, consolidation or elimination of functions or positions, Earnings also includes any regular or enhanced severance paid to the Employee which is related to his final year of employment. For Participant's providing an Hour of Service after November 1, 1994, in the event of a Participant's
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          termination of employment as a result of the bulk sale of assets, the merger of companies, discontinuance of a company's operations, the sale or divestiture of a company, or the relocation, consolidation or elimination of functions or positions, Final Average Earnings includes any regular or enhanced severance paid to the Employee in the final year of employment, and such year is to be included in the three (3) year average of Final Average Earnings even if the final year is not a complete calendar year, but only if its inclusion produces the highest average amount.

     4.   Method of Payment
          _________________

          Benefit payments shall be payable monthly (1/12 of the annual amount) and shall commence on the first day of the month coincident with or next following the date of the Participant's 55th birthday or his termination of employment, if later. Such monthly benefit payments shall continue to the Participant for his life. In the case of those Participants in this Plan as of December 31, 1993, upon the Participant's death after payment of such benefits has commenced, such payments shall continue to his spouse, or beneficiary, as the case may be, through the month when the Participant would have reached his 80th birthday, or for 180 months (15 years) from the date that the benefits commenced to the Participant, whichever is later ("Guaranteed Period"). Those employees who only participate in the Plan after December 31, 1993 are to have all of the benefit options available under Article V of the Retirement Plan. Those employees who participated in the Plan as of December 31, 1993 and continued to participate thereafter are to have the Guaranteed Period option under this section and all of the benefit options under Article V of the Retirement Plan.

     5.   Vesting
          _______

          A Participant shall be fully vested upon his being credited with ten Years of Service under the Retirement Plan. Except as may be provided in Section 6 below, should a Participant terminate employment with the Company prior to being credited with at least ten Years of Service under the Retirement Plan, he shall forfeit all of his benefits under this Plan and no benefit shall thereafter be payable to such Participant, or to his spouse or beneficiary.

     6.   Special Rules
          _____________

          In the event of the occurrence of either (1) a transaction which has required the affirmative vote of holders of at least 80% of the outstanding shares of capital stock of the Company regularly entitled to vote in the election of directors by reason of Article Seven of the Company's
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          Certificate of Incorporation, or (2) the acquisition by any person, partnership, corporation or other organization, or by any group of two or more thereof who are affiliates (as defined by Rule 405 under the Securities Act of 1933) or who are acting in concert in respect of such acquisition, of more than 25% of such outstanding shares of such capital stock, if the Company has opposed an acquisition of shares of the Company by such person, partnership, corporation or other organization or group before any insurance regulatory authority whose approval of such acquisition was required, then (A) the benefit under this Plan of each Participant who is then employed by the Company shall fully (100%) vest immediately, (B) for purposes of determining the accrued benefit to which the Participant would be hypothetically entitled under the Retirement Plan as per the first clause of Section 3 of this Plan, his Final Average Earnings, his Years of Credited Service and his age will be redefined to include earnings and service through the end of his employment contract with the Company then in effect, as well as any severance payments (and service reflected by such severance payments) to which he may be entitled. In such case, the Participant's benefit under this Plan shall be determined as of the date of such event in accordance with
          Section 3 of the Plan (taking into account his additional deemed earnings, service and severance pay and service as per the foregoing sentence and his hypothetical age in determining any appropriate reduction factors) and shall commence to be paid to the Participant as provided in Section 4 of this Plan based upon his hypothetical age, or, if later, on the first day of the first month at least thirty (30) days after the Participant's salary is discontinued or reduced (whether or not the Participant has terminated employment).

     7.   Death Benefits
          ______________

          Should a Participant die before all benefit payments to him under this Plan have been completed, the following shall apply:

          A. If a vested, married Participant dies before his Normal Retirement Date under the Retirement Plan and before his benefit payments under this Plan have commenced, his spouse shall be entitled to receive a death benefit with respect to the Participant's benefits under this Plan determined in the same manner, and subject to the same rules, as provided in Article V of the Retirement Plan without regard to Code Sections 401(a)(17) and 415.

          B. If a vested Participant who participated in the Plan as of December 31, 1993 dies after benefit payments under this Plan have commenced, or after he has reached his Normal Retirement Date under the Retirement Plan, the Participant's spouse, if at the time of his death the Participant was married, or the Participant's beneficiary, if at the time of his death he
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          was not married, will be entitled to receive the monthly payments for the duration of the Guaranteed Period that were being paid to the Participant while he was alive. If such spouse or other beneficiary, as the case may be, dies before receiving all of the monthly payments for the duration of the Guaranteed Period, then the remaining payments during such Guaranteed Period shall be paid to the estate of such person as a lump sum (determined using the UP 1984 Mortality Table and the Pension Benefit Guaranty Corporation interest rates for lump sum calculations as in effect on the first day of the calendar year in which such person dies), or the installments over the remaining Guaranteed Period shall continue, as the Company, in its discretion decides. If any vested Participant who provided an Hour of Service after December 31, 1993 dies after benefit payments have commenced, or after he has reached his Normal Retirement Date under the Retirement Plan, his spouse or beneficiary, as the case may be, will also continue to have those benefit options provided under
          Article V of the Retirement Plan, with the benefit determined in the same manner, and subject to the same rules, as provided in Article V of the Retirement Plan without regard to Sections 401(a)(17) and 415 of the Code.

     Except as provided in paragraph (A) or (B) above, no death benefit shall be payable under this Plan.

     8.   Lump Sum
          ________

          If the lump sum value of a benefit payable to a Participant, his spouse or beneficiary is less that $25,000 (determined using the UP 1984 Mortality Table and the Pension Benefit Guaranty Corporation interest rates for lump sum calculations as in effect on the first day of the calendar year in which such benefit is to commence) the Company may direct that such benefit be paid as such lump sum.

     9.   Nonassignability
          ________________

          The benefits of a Participant (or his spouse or beneficiary as the case may be) shall not be transferable or assignable except by reason of the laws of descent and distribution.

     10.  Taxation
          ________

          If a Participant, his spouse or beneficiary, is determined to be subject to Federal income tax on any benefits under the Plan prior to the time such benefits are payable, then the entire amount of benefits payable to such person under this Plan shall be due and payable at once, in a single lump sum, determined using the UP 1984 Mortality Table and the Pension Benefit Guaranty Corporation interest rates for lump sum calculations as
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          in effect on the first day of the Plan year in which such amount is to be paid. A benefit shall be determined to be subject to federal income tax upon the earliest of (a) a final determination by the United States Internal Revenue Service addressed to the Participant, his spouse or his beneficiary, as the case may be which is not appealed to the courts, or (b) a final determination by the United States Tax Court or any other Federal court affirming any such determination by the Internal Revenue Service, or (c) an opinion by counsel chosen by the Company addressed to the Company that by reason of treasury regulations, amendments to the Internal Revenue Code, published Internal Revenue Service Rulings, court decisions or other substantial precedents, such benefits are subject to Federal Income Tax prior to payment. The Company shall undertake to defend, and bear the expense of, any tax claims described herein which are asserted by the Internal Revenue Service or by the taxing authority of any State or locality against any Participant, his spouse or beneficiary, including the expense of attorney fees and costs of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Internal Revenue Service, or by any taxing authorities of any State or locality, or by any court. The Company agrees to reimburse any Participant, his spouse or beneficiary for any interest or penalties in respect of Federal, State or local tax claims hereunder upon receipt of documentation of the same.

     11.  Miscellaneous
          _____________

          (a) The plan shall be administered by the Administrative Committee ("Committee") established under the Retirement Plan and any decision of said Committee with respect to questions arising as to the interpretation of this Plan, including the severability of any or all of the provisions thereof, shall be final, conclusive and binding.

          (b) The Board of Directors of the Company reserves the right to modify this Plan from time to time, or to terminate the Plan entirely. Benefits accrued under the Plan as of the date of any amendment or termination shall not be reduced. The Plan shall automatically terminate simultaneously with the termination of the Retirement Plan, in which case all benefits shall be paid as of the first day of the month coincident with or next following such event in a single lump sum (determined using the UP 1984 Mortality Table and the Pension Benefit Guaranty Corporation interest rates for lump sum calculations as in effect on the first day of the calendar year in which such event occurs).

          (c) Although the Plan is intended to be an unfunded Plan, nothing contained herein shall prohibit the Company from establishing a "Rabbi Trust" for the purpose of accumulating funds to pay benefits under this
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          Plan for any or all Participants, their spouses, or beneficiaries;
          provided, however, that the assets of such Rabbi Trust shall be available to the creditors of the Company if the Company is unable to pay its debts as they fall due, or bankruptcy or insolvency proceedings have been initiated by the Company's creditors or the Company itself, or by any third party, under the Bankruptcy Act of the United States or the bankruptcy laws of any state, alleging that the Company is insolvent or bankrupt. If, in accordance with the terms of a Rabbi Trust, any funds held in such trust revert back to the Company, such reversion shall not in any manner reduce or diminish the obligation of the Company under this Plan to any Participant.

          (d) Any liability of the Company to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan.

          (e) If upon the payment of any benefits to any person under the Plan, the Company shall be required to withhold any amounts with respect to such payment by reason of any Federal, State or local tax laws, rules or regulations, then the Company shall be entitled to deduct and withhold such amounts from any such payments. In any event, such person shall make available to the Company, promptly when requested by the Company, sufficient funds or other property to meet the requirements of such withholding, and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have the amounts required to be withheld made available to the Company out of any funds or property due or to become due to such person, whether under this Plan or otherwise.

     12.  Claims Procedure
          ________________

          The Committee shall establish a procedure for the resolution of disputes and dispositions of claims arising under the Plan. Until modified by the Company, this procedure is as follows:

          Any Participant, former Participant, or any spouse or other beneficiary of such Participant or former Participant may, if he so desires, file with the Committee a written claim for benefits under the Plan. Within sixty (60) days after the filing of such a claim, the Committee shall notify the claimant whether his claim is upheld or denied. The Committee may, under special circumstances, extend the period of time for processing a claim by an additional sixty (60) days. If such an extension of time is required, written notice shall be furnished to the claimant or his duly authorized representative prior to the termination of the initial sixty (60) day period. Such notice will indicate the special circumstance requiring an
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          extension.  In the event the claim is denied, the Committee shall state in writing:

          a)   the specific reasons for the denial;

          b) specific references to pertinent Plan provisions on which the denial is based;

          c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          d)   an explanation of the claim review procedure set forth in this
          Section 12.

          Within sixty (60) days after receipt of notice that his claim has been denied, the claimant or his duly authorized representative may file with the Committee a written request for a review hearing and may, in conjunction therewith, submit written issues and comments. The Committee shall then schedule, within sixty (60) days after the filing of such request, a full and fair hearing of the claim before the Committee. The Committee may, under special circumstances, extend such period of time by an additional sixty (60) days. Prior to said hearing, the claimant or his representative shall have a reasonable opportunity to review a copy of the Plan and other pertinent documents in the possession of the Committee. The Committee shall communicate their decision in writing to the claimant within thirty (30) days after the hearing. Any claim for benefits and any request for a review hearing hereunder must be filed on forms to be furnished by the Committee upon a claimant's request.

     13.  Successors
          __________

          This Plan shall be binding upon and inure to the benefit of any successor to the Company or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to the Company or its business or any subsequent successor thereto shall promptly notify the Participants in writing of its successorship. In no event shall any such transaction described herein suspend or delay the rights of Participants, spouses or beneficiaries to receive benefits hereunder.
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     14.  Choice of Law
          _____________

          This Plan shall be construed in accordance with the laws of the State of New York except to the extent such laws are pre-empted by the Employee Retirement Income Security Act of 1974, as amended.